UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 17, 2014

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5093315
(IRS Employer Identification No.)

343 Allerton Avenue, South San Francisco, California 94080
(Address of principal executive offices)

650-577-3600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 17, 2014, VistaGen Therapeutics, Inc. (“Company”) accepted a subscription agreement (“Agreement”) from Platinum Long Term Growth Fund VII, its largest institutional investor (“Platinum”), to purchase $250,000 worth of Units, consisting of: (i) a subordinate convertible promissory note (“Unit Note”) in the principal amount of $250,000; (ii) 250,000 restricted shares of the Company’s common stock (“Unit Shares”); and (iii) a warrant to purchase 250,000 restricted shares of the Company’s common stock for $0.50 per share through December 31, 2016 (“Unit Warrant”).  The Units were offered and sold in connection with the Unit Offering first disclosed by the Company in the Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on April 8, 2014. The Unit Note issued to Platinum bears interest at a rate of 10% per annum and matures on the earlier of March 31, 2015, or the consummation of either an equity-based public offering registered with the SEC or an equity-based private financing, in either case resulting in gross proceeds to the Company of at least $10.0 million. To date, the Company has accepted Agreements from accredited investors to purchase Units for aggregate cash proceeds of $1,545,000, including an aggregate of $750,000 by Platinum, resulting in the issuance of: (i) Unit Notes in the principal amount of $1,545,000; (ii) 1,545,000 restricted Unit Shares; and (iii) Unit Warrants to purchase 1,545,000 restricted shares of the Company’s common stock.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 2.03.

The Company offered and sold the Units in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering and/or Regulation D of the Securities Act. Certain inquiries were made by the Company of each investor participating in the Unit Offering to establish that sales in connection with the Unit Offering qualified for such exemption from the registration requirements. In particular, the Company confirmed that, with respect to the exemption claimed under Section 4(2) of the Securities Act, that (i) all offers of sales and sales were made by personal contact from officers and directors of the Company or other persons closely associated with the Company, (ii) each investor made representations that he, she or it was an accredited investor as defined in Rule 501 of Regulation D under the Securities Act (and the Company had no reason to believe that such representations were incorrect), (iii) each purchaser gave assurance of investment intent, and (iv) offers and sales within any offering were made only to a limited number of persons. The proceeds from the sale of the Units, and the proceeds to be received upon exercise of the Warrants, are expected to be used for general corporate purposes.

Disclaimer.

The descriptions of the Agreement, Unit Note and Unit Warrant above do not purport to be complete, and are qualified in their entirety by reference to the form of Agreement, form of Unit Note and form of Unit Warrant attached as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2014	VistaGen Therapeutics, Inc. By: /s/ Shawn K. Singh
Name: Shawn K. Singh, JD
Title: Chief Executive Officer